CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to (1) the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated June 19, 2000, relating to the financial statements and financial highlights appearing in the May 31, 2000 Annual Reports of T. Rowe Price Short-Term U.S. Government Fund, Inc. and
T. Rowe Price Short-Term Bond Fund, Inc. (hereafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement; (2) the incorporation by reference into the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 of our report dated November 17, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report of T. Rowe Price Summit Limited-Term Bond Fund (a portfolio of T. Rowe Price Summit Funds, Inc., hereafter referred to as the "Summit Fund") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/ Prospectus and included in the Registration Statement; (3) the incorporation by reference in the Prospectuses and Statements of Additional Information of the Funds dated October 1, 1999, of our reports dated June 17, 1999, relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Reports of the Funds, which Prospectuses and Statements of Additional Information are also incorporated by reference in the Registration Statement; (4) the incorporation by reference in the Prospectus and Statement of Additional Information of the Summit Fund dated March 1, 2000, of our report dated November 17, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report of the Summit Fund, which Prospectus and Statement of Additional Information are also incorporated by reference in the Registration Statement; and (5) the reference to us under the heading "Experts" appearing in such Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
Baltimore, Maryland
July 20, 2000